AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is dated as of December 21, 2022 (the “Amendment Effective Date”) and amends that certain Employment Agreement dated as of December 21, 2016 (as amended from time to time, the “Employment Agreement”) by and between East West Bancorp, Inc. (“Company”) and Irene Oh (“Employee”).

The following terms and conditions of the Employment Agreement are hereby modified as of the Amendment Effective Date:

    1.    Section 2 (Term) of the Employment Agreement is hereby modified in its entirety to read as follows:
This Agreement and employment under this Agreement shall terminate on December 21, 2023 unless extended by Company.

2.    Except as expressly agreed to herein, the Employment Agreement shall remain in force and effect.

                    EAST WEST BANCORP, INC.

                    By: _________________________

                    ____________________________
                    Employee: Irene Oh